QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-75464, 333-02166, 333-08893, 333-08891, 333-31585, 333-48883, 333-66707, 333-74617, 333-81273, 333-39732, 333-39730, 333-61582, 333-65850, 333-89242 and 333-102085) of TriQuint Semiconductor, Inc. of our report dated October 24, 2000, with respect to the consolidated statements of income, shareholders' equity, and cash flows and schedule of Sawtek Inc. and subsidiaries for the year ended September 30, 2000, which report appears as an exhibit in the Annual Report (Form 10-K) of TriQuint Semiconductor, Inc. for the year ended December 31, 2002.

/s/ Ernst and Young LLP
Orlando, Florida March 27, 2003

QuickLinks

  Exhibit 23.2
Consent of Independent Certified Public Accountants